UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permittedby Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

COOPERATIVE BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 29, 2005

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. (the “Company”) to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 29, 2005 at 11:00 a.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Dixon Hughes PLLC, the Company’s independent auditors, will be present to respond to any questions the stockholders may have.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you plan to attend the annual meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important!

Sincerely,

/s/ Frederick Willets, III
Frederick Willetts, III President and Chief Executive Officer

COOPERATIVE BANKSHARES, INC.

201 Market Street

Wilmington, North Carolina 28401

(910) 343-0181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 29, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cooperative Bankshares, Inc. will be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 29, 2005 at 11:00 a.m.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three directors to a three-year term of office;

2.	The approval of an amendment to the Cooperative Bankshares, Inc. Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 7,000,000 to 14,000,000; and

3.	The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. The Board of Directors has fixed March 4, 2005 as the record date for determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Linda B. Garland
Linda B. Garland Vice President and Secretary

Wilmington, North Carolina

March 29, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

of

COOPERATIVE BANKSHARES, INC.

201 Market Street

Wilmington, North Carolina 28401

ANNUAL MEETING OF STOCKHOLDERS

April 29, 2005

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooperative Bankshares, Inc. (the “Company”), the holding company for Cooperative Bank (the “Bank”), to be used at the Annual Meeting of Stockholders of the Company which will be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 29, 2005 at 11:00 a.m. The accompanying Notice of Annual Meeting and this proxy statement are being first mailed to stockholders on or about March 29, 2005.

VOTING AND REVOCABILITY OF PROXIES

Who Can Vote at the Annual Meeting

You are entitled to vote your Cooperative Bankshares common stock if the records of the Company show that you held your shares as of the close of business on March 4, 2005. As of the close of business on March 4, 2005, a total of 4,291,115 shares of common stock were outstanding. Each share of common stock has one vote. If your stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Attending the Annual Meeting

If you are a stockholder as of the close of business on March 4, 2005, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Cooperative Bankshares common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld will have the same effect as a negative vote while broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the approval of the amendment to the Company’s Articles of Incorporation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The approval of the amendment to the Company’s Articles of Incorporation will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

The Board of Directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of Cooperative Bankshares common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Cooperative Bankshares common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote FOR each of the nominees for director and FOR the approval of the amendment to the Company’s Articles of Incorporation.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Cooperative Bankshares common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise Linda Garland, Corporate Secretary of the Company, in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy. If your Cooperative Bankshares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after your have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth, as of March 4, 2005, certain information as to those persons who were beneficial owners of more than 5% of the Company’s outstanding shares of common stock and by all executive officers and directors of the Company as a group. Management knows of no person other than those set forth in the table below, who owned more than 5% of the outstanding shares of common stock as of March 4, 2005. All beneficial owners listed in the table have the same address as the Company. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Shares of Common Stock Outstanding (2)
Frederick Willetts, III 201 Market Street Wilmington, North Carolina 28401	741,634	(3)	36,000	17.97%

O.C. Burrell, Jr. 201 Market Street Wilmington, North Carolina 28401	54,752	(4)	23,579	1.81%

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 200 Park Avenue New York, New York 10166	385,500	(5)	—	8.98%

Cooperative Bank 401(k) Supplemental Retirement Plan 201 Market Street Wilmington, North Carolina 28401	312,967	(3)	—	7.29%

All executive officers and directors as a group (11 persons).	1,011,764	(6)	208,715	27.12%

(1)	Includes common stock held in joint tenancy; common stock owned as tenants in common; common stock owned or held by a spouse or other member of the individual’s household; common stock allocated through an employee benefit plan of the Company; and common stock owned by businesses in which the officer or director is an officer or majority stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares such officer or director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated. Shares are adjusted for the 3-for-2 stock split paid on February 24, 2005.

(2)	The percentage of common stock outstanding was calculated based on 4,291,115 shares of common stock issued and outstanding as of March 4, 2005 and assumes the exercise by the shareholder or group of all options to purchase common stock held by such shareholder or group and exercisable within 60 days.

(3)	Includes 33,433 shares allocated to Mr. Willetts’ account under the 401(k) Plan and shares of Common Stock owned by Mr. Willetts’ spouse and children, as well as shares held in various family trusts for which Mr. Willetts serves as a trustee. Also includes 312,967 shares held by the Cooperative Bank 401(k) Supplemental Retirement Plan (the “401(k) Plan”) over which Mr. Willetts has sole voting power as the named fiduciary for such plan.

(4)	Includes 18,437 shares allocated to Mr. Burrell’s account under the 401(k) Plan over which Mr. Burrell has investment but not voting power.

(5)	Based on Amendment No. 3 to the Schedule 13G filed with the SEC by Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C., as a group, on February 4, 2003, as adjusted for the 3-for-2 stock split paid on February 24, 2005.

(6)	Includes 76,669 shares allocated to executive officers’ accounts under the 401(k) Plan over which the executive officers have investment power but not voting power (except for those shares allocated to the account of Mr. Willetts, as Mr. Willetts, the named fiduciary of the 401(k) Plan, has voting power over all shares held by the 401(k) Plan).

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as of March 4, 2005 about the shares of Cooperative common stock that may be considered to be beneficially owned by each director, each nominee for director and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options) (1)		Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Paul G. Burton	19,597		18,000	0.87%
H. Thompson King, III	21,992		15,750	0.87%
R. Allen Rippy	7,950		26,136	0.78%
Frederick Willetts, III	741,634	(3)	36,000	17.13%
F. Peter Fensel, Jr.	21,867		18,000	0.92%
James D. Hundley	34,575		18,000	1.22%
O. Richard Wright, Jr.	55,099		18,000	1.69%
Russell M. Carter	19,938		3,000	0.53%
All directors and executive officers as a group (11 persons)	1,011,764	(4)	208,715	27.12%

(1)	Includes common stock held in joint tenancy; common stock owned as tenants in common; common stock owned or held by a spouse or other member of the individual’s household; common stock allocated through an employee benefit plan of the Company; and common stock owned by businesses in which the director is an officer or majority stockholder, or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares the director effectively exercises sole or shared voting and/or investment power, unless otherwise indicated.

(2)	The percentage of common stock outstanding was calculated based on 4,291,115 shares of common stock issued and outstanding as of March 4, 2005 and assumes the exercise by the shareholder or group of all options to purchase common stock held by such shareholder or group and exercisable within 60 days.

(3)	Includes 33,433 shares allocated to Mr. Willetts’ account under the 401(k) Plan and shares of common stock owned by Mr. Willetts’ spouse and children, as well as shares held in various family trusts for which Mr. Willetts serves as a trustee. Also includes 312,967 shares held by the Cooperative Bank 401(k) Supplemental Retirement Plan (the “401(k) Plan”) over which Mr. Willetts has sole voting power as the named fiduciary for such plan.

(4)	Includes 76,669 shares allocated to executive officers’ accounts under the 401(k) Plan over which the executive officers have investment power but not voting power (except for those shares allocated to the account of Mr. Willetts, as Mr. Willetts, the named fiduciary of the 401(k) Plan, has voting power over all shares held by the 401(k) Plan).

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of eight members. Pursuant to the Company’s Articles of Incorporation, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible. The terms of only one class of directors expires at each annual meeting. The Company’s Articles of Incorporation generally provide that directors are to be elected for terms of three years and until their successors are elected and qualified. Under the listing standards of the Nasdaq Stock Market, each of the Company directors is considered “independent” with the exception of Mr. Willetts, the Company’s President and Chief Executive Officer. Three directors will be elected at the Annual Meeting to serve for a three-year period, and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors Paul G. Burton, H. Thompson King, III and R. Allen Rippy to serve for three-year terms. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors know of no reason why any nominee might be unavailable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each biography is as of December 31, 2004. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Cooperative Bank.

NOMINEES FOR ELECTION OF DIRECTORS

The following nominees are standing for election for terms ending in 2008:

Paul G. Burton is President of Burton Steel Company of Wilmington, North Carolina. He is a native of Wilmington and a graduate of North Carolina State University. Mr. Burton is active in the National Society of Professional Engineers. He is a past President of the North Carolina Azalea Festival. He has served on the Governor’s Board for Travel and Tourism, the Mayor’s Task Force on Economic Development, the North Carolina Ports Railway Commission, the Wilmington Industrial Development Commission and currently serves on the Airport Authority Board. Age 68, Director since 1992.

H. Thompson King, III was named President of Hanover Iron Works, Inc. in 1982. He joined the firm in 1973, representing a fourth generation succession of the founders of the company. He holds an undergraduate degree in Economics from North Carolina State University and a Masters Business Administration degree from the University of North Carolina at Chapel Hill. Hanover Iron Works, Inc. specializes in metal fabrication and roofing. Mr. King is a native of Wilmington, North Carolina. He has served as President of Carolina Roofing and Sheet Metal Contractors Association, the New Hanover County Airport Authority and was Vice President of the Wilmington Chamber of Commerce. He currently serves as a trustee on the Self Insurers Fund of the Carolina Roofing and Sheet Metal Contractors Association. Age 62, Director since 1990.

R. Allen Rippy is Vice President of Rippy Cadillac Oldsmobile, Inc., managing partner of Autopark Associates, co-dealer for Cadillac of Wilmington, retailer for Hummer of Wilmington, Saab of Wilmington and Saturn of Wilmington. He is currently serving on the University North Carolina-Wilmington Board of Trustees. He is a past member of the YMCA Board of Directors, North Carolina Automobile Dealer Association Board of Directors and a Deacon at First Presbyterian Church. Age 53, Director since 1997.

The following directors have terms ending in 2007:

James D. Hundley, M.D. is the President of the Wilmington Orthopaedic Group, Medical Advisor for Orthopaediclist.com (a website dedicated to orthopaedic surgery), and Vice President of Wilmington Industrial Development, Inc. He is past president of the North Carolina Orthopaedic Association, the UNC Medical Alumni Association, the New Hanover-Pender Medical Society, the Cape Fear Academy Board of Trustees, and the Wilmington Rotary Club; past Chief of Staff of the New Hanover Regional Medical Center; past chairman of the New Hanover Public Library Advisory Board; and was Athletic Team Physician for the University of North Carolina at Wilmington for over twenty years. He is the director of the Rotary/Orthopaedic Crippled Children’s Clinic and is a member of the American Orthopaedic Association, the American Academy of Orthopaedic Surgeons, and a number of other medical associations. He is also a member of the National Board for Certification of Orthopaedic Physician Assistants, a member of the N.C. Osteoporosis Prevention Task Force, a Clinical Assistant Professor in the Department of Orthopaedics at UNC Hospitals in Chapel Hill and an adjunct professor at UNC-Wilmington. He received a Distinguished Service Award from the UNC School of Medicine in May of 2000. Dr. Hundley has been listed in each cycle of the BEST DOCTORS IN AMERICA, SOUTHEAST REGION, 1996-2004. Age 63, Director since 1990.

O. Richard Wright, Jr. is the senior partner in the law firm of McGougan, Wright, Worley, Harper and Bullard, established in Tabor City, North Carolina in 1932, and has been associated with the firm since 1971. Other offices are in Whiteville, North Carolina and North Myrtle Beach, South Carolina. Mr. Wright is the owner of Flat Bay Farms and is co-owner of residential and commercial rental property firms known as FBIC. Mr. Wright served in the North Carolina House of Representatives for seven terms during the years 1974 to 1988. He serves on the Board of Directors of a number of civic and community organizations including the Tabor City Committee of 100, the Southeastern Community College Foundation, the Lewis A. Sikes Foundation, the Olive Battle Wright Scholarship Foundation, the Columbus County Committee of 100, and the Cape Fear Council Boy Scouts of America. Mr. Wright has served as President of the Law Alumni Association of the University of North Carolina at Chapel Hill, as President of the Tabor City Civitan Club, as President of the Southeastern Genealogical Society and as President of the Southeastern Community College Foundation. In January 2000 he was named Outstanding Citizen of the Year by the Greater Tabor City Chamber of Commerce. In March 2001, he was granted the Silver Beaver Award by the Cape Fear Council, Boy Scouts of America. Age 60, Director since 1992.

Russell M. Carter is President of Atlantic Corporation, a converter and distributor of industrial paper and packaging materials, with facilities in Tabor City, Wilmington, Raleigh, Greensboro, Charlotte, Hickory and Greenville, South Carolina. He has managed Atlantic for the past 25 years as the company has grown from 30 employees to 400. Mr. Carter has served on numerous civic and community boards including United Carolina Bank Holding Company and BB&T North Carolina Board. He served as President of Cape Fear Academy and the Boy Scouts Executive Committee. He currently serves on the Board of the Wilmington Industrial Development Committee (Committee of 100), is on the Board of Trustees for University of North Carolina-Chapel Hill, and the Journalism School Board of Visitors and is an Elder in First Presbyterian Church of Wilmington. Age 55, Director since 2001.

The following directors have terms expiring in 2006:

Frederick Willetts, III has been employed by the Bank since 1972 and has served as the Chief Executive Officer and President since June 1, 1991. He was named to the additional position of Chairman of the Board during 1998. Mr. Willetts is past Chairman of the North Carolina Bankers Association and served on the Board of Directors of America’s Community Bankers. He has served on the Thrift Institutions Advisory Council to the Federal Reserve Board, as President of the Southeastern Conference of the U.S. Savings and Loan League, the Greater Wilmington Chamber of Commerce, the Foundation of the Episcopal Diocese of East Carolina, Vice Chairman of the Foundation of the University of North Carolina at Wilmington and as President of Wilmington Industrial Development (Committee of 100). Mr. Willetts was the recipient of the New Hanover Distinguished Service Award in 1987, the “Five Outstanding Young North Carolinians” Award in 1988, the Glen Troop Award for outstanding public service to the thrift industry in 1990 and the Wilmington Good Citizenship Award in 1994. He currently serves on the North Carolina Banking Commission. Age 55, Director since 1976.

F. Peter Fensel, Jr. is President of F. P. Fensel Supply Company in Wilmington, North Carolina. He has served as President of the North Carolina Azalea Festival, the Cape Fear Sertoma Club, Wilmington Industrial Development and the Brigade Boys Club. He was Vice President of the Greater Wilmington Chamber of Commerce and has served as a board member of Plantation Village, Cape Fear Area United Way, First Citizens Bank (Wilmington, NC) Local Advisory Board, Historic Wilmington Foundation, Foundation of the University of North Carolina at Wilmington and the Bellamy Mansion. He currently serves as Chairman of the Board of the Louise Wells Cameron Art Museum. He also serves on the National Advisory Council for Bando America Corporation and Parker Hannifin Corporation. Age 55, Director since 1990.

PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF

INCROPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously approved, declared advisable, and recommends to the stockholders an amendment to the Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 7,000,000 to 14,000,000. The Board of Directors believes that this proposal is in the best interests of the Company and its stockholders and recommends a vote “FOR” the proposed amendment.

Currently, the first paragraph of ARTICLE 4 of the Articles of Incorporation states:

ARTICLE 4. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 10,000,000, of which 7,000,000 are to be shares of common stock, $1.00 par value per share, and of which 3,000,000 shall be serial preferred stock, $1.00 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value of $1.00 per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon receipt of such consideration by the Corporation, such shares shall be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

The proposed amendment would revise the first paragraph of ARTICLE 4 of the Articles of Incorporation to state:

ARTICLE 4. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 17,000,000, of which 14,000,000 are to be shares of common stock, $1.00 par value per share, and of which 3,000,000 shall be serial preferred stock, $1.00 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value of $1.00 per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon receipt of such consideration by the Corporation, such shares shall be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

The proposed amendment is subject to the approval of the Company’s shareholders.

Purpose and Effect of the Amendment

Currently, the Articles of Incorporation authorizes the issuance of up to 7,000,000 shares of common stock and 3,000,000 shares of preferred stock. As of the record date, March 4, 2005, the Company had 4,291,115 shares of common stock outstanding, 374,258 shares of common stock reserved for issuance to directors and employees under various compensation and benefits plans, with the remaining 2,334,627 shares being authorized, unissued, and unreserved shares available for other corporate purposes. There were no shares of preferred stock outstanding as of the record date. While the Company currently does not have any plans to issue or reserve additional common stock other than in connection with various compensation and benefit plans, the Board of Directors considers the proposed increase in the number of authorized shares desirable as it would give the Board of Directors the necessary flexibility to issue common stock in connection with stock dividends and splits, acquisitions, financing, employee benefits, and for other general corporate purposes. On five occasions the Company has effected a stock split in the form of a stock dividend. The last such action was a 3-for-2 stock split in the form of a stock dividend paid on February 24, 2005. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions.

Approving an increase in the number of authorized shares at this time would enable the Company to take advantage of market conditions and favorable opportunities such as those described above, should such opportunities present themselves, without the expense and delay incidental to obtaining stockholder approval of an amendment to the Articles of Incorporation to increase the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board of Directors is proposing an amendment of the Articles of Incorporation to increase the number of shares of common stock from 7,000,000 to 14,000,000, which would increase the authorized, unissued, and unreserved shares of common stock available for issuance from 2,334,627 to 9,334,627 shares. Authorized unissued and unreserved shares of common stock may be issued from time to time for any proper purpose without further action of the stockholders, except as may be required by the Articles of Incorporation, applicable law, or the listing requirements for the Nasdaq Stock Market, on which the common stock is listed.

Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Under the Articles of Incorporation, the Company’s stockholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase those shares and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of common stock are issued. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of the Company and its stockholders. The Company currently has no plans to issue the newly authorized shares of common stock.

The ability of the Board of Directors to issue additional shares of common stock without additional stockholder approval may be deemed to have an anti-takeover effect because the Board of Directors could issue unissued and unreserved shares of common stock in circumstances that may have the effect of deterring takeover bids by making a potential acquisition more expensive. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of common stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuance could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally. Although the Company has no present intent to use the additional authorized shares of common stock for such purposes and this proposal is not part of a plan by management to adopt a series of anti-takeover provisions, if the amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available. The Board of Directors do not currently intend to propose other anti-takeover provisions. The Company is not presently aware of any pending or proposed takeover attempt.

No shares of preferred stock of the Company are issued or outstanding. Authorized unissued and unreserved shares of preferred stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Articles of Incorporation, applicable law, or the listing requirements for the Nasdaq Stock Market. No change to the Company’s preferred stock authorization is requested by the amendment. If the proposed amendment is adopted, it will become effective upon filing of a Articles of Amendment to the Company’s Articles of Incorporation with the North Carolina Secretary of State.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted “FOR” the approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 7,000,000 to 14,000,000.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company conducts business through meetings of the Board of Directors and through activities of its committees. During fiscal year ended December 31, 2004, the Board of Directors held 12 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such member served during the period.

The Company’s Audit Committee consisting of Directors Burton, King and Fensel, meets with the Company’s independent auditors in connection with their annual audit and reviews the Company’s accounting and financial reporting policies and practices. All of the members of the Audit Committee are “independent” as defined under the listing standards of the Nasdaq Stock Market. The Board of Directors has also determined that Directors King, Fensel and Burton qualify as Audit Committee members with financial sophistication as defined under the listing standards of the Nasdaq Stock Market. The Board of Directors has also determined that none of the members of its Audit Committee has all of the attributes to meet the definition of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Therefore, the Company does not have an “audit committee financial expert” serving on its Audit Committee. The Board of Directors has determined that by satisfying the requirements of the listing standards of the Nasdaq Stock Market with three members of the Audit Committee that have the requisite “financial sophistication” qualifications, the Company’s Audit Committee has the financial expertise necessary to fulfill the duties and the obligations of the Audit Committee.

The Audit Committee met five times during the fiscal year ended December 31, 2004, to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company and to review internal accounting controls. The Company’s amended and restated Audit Committee Charter is available to security holders on the Company’s website at www.coop-bank.com.

The Nominating Committee is comprised of all of the directors of the Company who are “independent” as defined under the listing standards of the Nasdaq Stock Market and who are not nominees for a given year’s director election. The Nominating Committee selects nominees for election as directors. For this year’s annual meeting the directors who are serving on the Nominating Committee are: F. Peter Fensel, Jr., James D. Hundley, O. Richard Wright, Jr. and Russell M. Carter. The Board of Directors has adopted a charter for its Nominating Committee which governs its composition and responsibilities. The Nominating Committee charter is available to security holders on the Company’s website at www.coop-bank.com.

In its deliberations, the Nominating Committee considers a candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Company’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Nominating Committee solicits its then current directors for the names of potential qualified candidates. The Nominating Committee may also ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Nominating Committee’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, in accordance with the procedures in the Company’s Bylaws, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by the Board of Directors.

The Nominating Committee will consider director candidates recommended by security holders in accordance with Section 15 of the Company’s Bylaws. Section 15 of the Company’s Bylaws provides that, except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the Nominating Committee shall deliver written nominations to the Secretary of the Company at least twenty days prior to the date of the annual meeting. Provided that the Nominating Committee makes its nominations, no nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Company at least twenty days prior to the date of the annual meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the number of shares of stock of the Company which are beneficially owned by each such nominee; (4) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected; and (5) as to the stockholder giving such notice, (a) his or her name and address as they appear on the Company’s books, and (b) the number of shares of the Company which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Company. Ballots bearing the names of all the persons nominated by the Nominating Committee and by stockholders shall be provided for use at the annual meeting. If the Nominating Committee shall fail or refuse to act at least twenty days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

The Personnel Committee, consisting of Directors Burton, Hundley and Wright, each an outside director, is responsible for determining annual grade and salary levels for employees and establishing personnel policies. This committee met five times during fiscal year December 31, 2004. Each member of the Personnel Committee is independent under the listing standards of the Nasdaq Stock Market. The report of the Personnel Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Personnel Committee Report on Executive Compensation.”

Board of Directors Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Cooperative Bankshares, Inc., 201 Market Street, P.O. Box 600, Wilmington, North Carolina 28402. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed.

The Company does have a policy regarding Board of Directors member attendance at annual meetings of stockholders. All of the Company’s directors attended the Company’s 2004 annual meeting of stockholders.

DIRECTORS’ COMPENSATION

Members of the Board of Directors and committees of the Board of Directors receive $1,100 per month for Cooperative Bank and $500 per month for Cooperative Bankshares. The Chairman of the Board receives an additional fee of $1,000 per month. Beginning January 1, 2005, an additional fee of $400 per meeting will be paid for committee meetings; the Chairman of the Board will not receive a fee for committee meetings. New directors are eligible to receive stock options to purchase 10,000 shares under the 1998 Stock Option and Incentive Plan. During the year ended December 31, 2004, each non-employee director was granted 3,000 stock options.

Director Retirement Agreements. In order to provide retirement benefits for non-employee directors, the Bank entered into Director Retirement Agreements with each of the non-employee directors of the Bank. Each Director Retirement Agreement provides for a benefit of $19,200 annually for a period of ten years from retirement on or after reaching the normal retirement age of 72. The Director Retirement Agreements provide for a reduced lump sum payment in the event of termination, including a change of control, with the amount varying depending on the reason for the termination. No benefit is payable in the event of termination for cause. In the event of the director’s death, a lump sum payment shall be paid to the director’s designated beneficiaries.

In order to fund the benefits payable under the Director Retirement Agreements, the Bank has purchased life insurance policies on each director. The policies are designed to offset the program’s costs during the lifetime of the participant and to provide complete recovery of all the program’s costs at their death.

Director Deferred Fee Agreements. Each of the Company and Bank entered into Director Deferred Fee Agreements with each of the directors (other than Director Willetts). Pursuant to the terms of the Deferred Fee Agreements, each director may elect to defer up to 100% of the fees he would otherwise be entitled to receive for serving as director. The directors are entitled to change the election amount annually. Interest on the amount deferred is credited at a rate of 10%. Commencing one month after retirement at or after age 72, the director will be entitled to receive the balance in his deferral account in 120 monthly installments. In the event of termination of service prior to reaching age 72 for reasons other than death or a change of control, the director will be entitled to receive the balance in his deferral account in a lump sum payment. In the event of a change in control, pursuant to the terms of the Director Deferred Fee Agreements with the Bank, a director will be entitled to receive a lump sum payment in the amount of the greater of such director’s deferral account or $169,748. The Deferred Fee Agreements between the directors and the Company provide for a lump sum payment upon a change of control in the amount of the greater of the director’s deferral account and $77,158. In the event of the death of a director, whether before or after termination of service but before payments have commenced, the director’s beneficiary will be entitled to receive in a lump sum the director’s deferral account balance. In the event of the death of the director after payments have commenced, such beneficiary will be entitled to receive the remaining payments due to him at the same time and in the same amounts as the director was receiving at the time of death.

EXECUTIVE COMPENSATION

The Personnel Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Board of Directors Personnel Committee Report on Executive Compensation

General: The Personnel Committee of the Board of Directors is composed entirely of outside directors. With assistance from an outside consulting firm, the Personnel Committee administers the executive compensation policies. The Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and the oversight of the Company’s executive compensation program, including employee benefit plans.

The Committee makes its recommendations to the Board of Directors on the basis of its annual review and evaluation of the Company’s corporate performance and the compensation of its executive officers compared to other companies similar in size and market capitalization.

Executive Compensation Program: The executive compensation program, which was developed with the objective of attracting and retaining highly qualified and motivated executives, and recognizing and rewarding outstanding performance, has the following components: (i) base salaries, (ii) stock options and (iii) incentive compensation. Since the year 2002, the Company has used an independent third party to review compensation of the executive officers.

Base Salary: Base salaries are determined through a review of a combination of peer compensation and individual and corporate performance. Results of the America’s Community Bankers, the North Carolina Banking Survey, and SNL Securities Executive Compensation Review, as well as four other salary survey sources, are compared to salaries of the Company’s executive officers. Peer groups are compared to the Company by asset range and geographic region. By comparison, base salaries for the Bank’s executive officers were in the low to average range for comparable peer groups.

Incentive Compensation of Executive Officers: In the year 2002, a new plan to meaningfully relate compensation to performance was instituted. It is designed to stimulate and reward executives with bonuses based on surpassing a set threshold of net earnings, maintaining a specific level of asset quality, and the accomplishment of specific components of the Strategic Plan. The compensation plan is updated annually. During 2004, the Management Incentive Plan measured profitability, growth of assets and non-interest income and asset quality. The maximum eligible bonus is 50% for the chief executive officer and 35% of the other executive’s salary. For 2004, executives were paid bonuses totaling $204,677. Distribution of bonuses is deferred until the Audit Committee has received and approved the year-end audit but before March 15 of the subsequent year.

Compensation of the Chief Executive Officer: The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Frederick Willetts, III and Cooperative Bank in 1991 (Please see “Employment and Severance Agreements”) for fiscal year ending 2005, Mr. Willett’s salary is $250,000. His base salary is determined by the Committee’s review and evaluation of the compensation of chief executives of other companies similar in size and market capitalization to Cooperative Bank. The geographic regions used for the surveys were North Carolina, South Atlantic regional and U.S. financial institutions. The survey asset range used by the America’s Community Bankers was $500 million to $1 billion and the asset range used by the North Carolina Banking Survey was $400 million and above. The asset range for the SNL Securities Executive Compensation Review was $500 million to $1 billion with forty-five institutions reporting. The number of institutions reporting data for the America’s Community Bankers survey in the $500 million to $1 billion asset group was fifty-three; the number reporting for the Southeast region was forty-four. The number of institutions reporting for North Carolina Banking by assets in excess of $400 million was eleven. There were eighty institutions reporting in the national survey peer groups.

PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

James D. Hundley

R. Allen Rippy

O. Richard Wright, Jr.

Personnel Committee Interlocks and Insider Participation

The Company and the Bank had no “interlocking” relationships that existed during the year ended December 31, 2004 in which (i) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Bank and the Company), one of whose executive officers served on the Personnel Committee of the Company or the Bank, (ii) any executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Personnel Committee of the Company or the Bank, or (iii) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company and the Bank), one of whose executive officers served as a member of the Company or the Bank’s Board of Directors.

Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 (each, a “Named Executive Officer”). Except as set forth below, no other executive officer received salary and bonuses in excess of $100,000 during the year ended December 31, 2004.

Name and Principal Position	Year			Long-Term Compensation Awards	All Other Compensation
		Annual Compensation		Securities Underlying Options (2)
		Salary	Bonus
Frederick Willetts, III	2004	$238,000	$101,200	10,500	$64,791
Chairman, President and	2003	$230,000	$107,500	—	$59,140
Chief Executive Officer	2002	$215,000	—	—	$84,039

O.C. Burrell, Jr.	2004	$157,000	$47,092	5,550	$17,621
Executive Vice President and	2003	$152,000	$49,000		$49,816
Chief Operating Officer	2002	$140,000		4,500	$38,146

Todd L. Sammons, CPA	2004	$115,000	$29,400	7,500	$474
Senior Vice President and	2003	$100,000	$31,000	—	—
Chief Financial Officer	2002	$88,000	—	7,500	—

Dickson B. Bridger	2004	$115,000	$26,985	7,500	$630
Senior Vice President	2003	$100,000	$31,000	—	—
Mortgage Lending	2002	$88,000	—	7,500	—

(1)	For Mr. Willetts, “All Other Compensation” consists of directors’ fees ($31,200) and expenses associated with an indexed retirement agreement ($33,591). For Mr. Burrell, “All Other Compensation” consists solely of expense associated with an indexed retirement agreement. For Messrs. Bridger and Sammons “All Other Compensation” consists of expenses associated with supplemental life insurance.

(2)	All shares adjusted for 3-for-2 stock split paid on February 24, 2005.

Option Grants in Fiscal Year 2004. The following table contains information concerning the grants of stock options during the year ended December 31, 2004 after giving effect to the 3-for-2 stock split paid on February 24, 2005 to the Named Executive Officers. All such options were granted under the 1998 Stock Option and Incentive Plan and were fully vested at the date of grant.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Grants to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options (1)

					5%	10%
Frederick Willetts, III	10,500	19.9%	$18.00	2014	$118,861	$301,217
O.C. Burrell, Jr.	5,550	10.5%	$18.00	2014	62,827	159,215
Todd L. Sammons	4,500	8.5%	$18.00	2014	50,940	129,093
Todd L. Sammons	3,000	5.7%	$17.80	2014	33,583	85,106
Dickson B. Bridger	4,500	8.5%	$18.00	2014	50,940	129,093
Dickson B. Bridger	3,000	5.7%	$17.80	2014	33,583	85,106

(1)	The dollar gains under these columns result from calculations required by the Securities and Exchange Commission’s rules and are not intended to forecast future price appreciation of the common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of Cooperative Bankshares’ common stock as of the expiration date of the options would be approximately $29.32 per share and $46.69 per share, respectively, with respect to the options having an exercise price of $18.00 per share and approximately $28.99 per share and $46.17 per share, respectively, with respect to the options having an exercise price of $17.80 per share.

Aggregated Option Exercises and Option Year-end Value Table. The following table sets forth information regarding option exercises during 2004 and the number and value of options held by each of the Named Executive Officers at the end of 2004 after giving effect to the 3-for-2 stock split paid on February 24, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year- End (All Immediately Exercisable)	Value of Unexercised In-the-Money Options at Fiscal Year- End (All Immediately Exercisable) (1)
Frederick Willetts, III	—	—	36,000	$273,820
O.C. Burrell, Jr.	15,000	$197,720	23,579	$160,478
Todd L. Sammons, CPA	—	—	15,750	$91,660
Dickson B. Bridger	—	—	16,500	$99,770

(1)	Based on the difference after giving effect to the 3-for-2 stock split paid on February 24, 2005 between (i) the reported closing sale price per share on the Nasdaq National Market at December 31, 2004 of $18.15 per share and (ii) the option exercise price per share.

Pension Plan. The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

High-5 Average Salary	5 Years Benefit Service	10 Years Benefit Service	15 Years Benefit Service	20 Years Benefit Service	25 Years Benefit Service	30 Years Benefit Service	35 Years Benefit Service	40 Years Benefit Service
$10,000	$600	$1,300	$1,900	$2,500	$3,100	$3,800	$4,400	$5,300
30,000	1,900	3,800	5,600	7,500	9,400	11,300	13,100	15,800
60,000	4,100	8,200	12,300	16,400	20,500	24,600	28,700	33,900
90,000	6,700	13,400	20,200	26,900	33,600	40,300	47,000	54,900
120,000	9,300	18,700	28,000	37,400	46,700	56,100	65,400	75,900
150,000	12,000	23,900	35,900	47,900	59,800	71,800	83,800	96,900
160,000	12,800	25,700	38,500	51,400	64,200	77,100	89,900	103,900
170,000	13,700	27,400	41,200	54,900	68,600	82,300	96,000	110,900
200,000	16,300	32,700	49,000	65,400	81,700	98,100	114,400	131,900
230,000	19,000	37,900	56,900	75,900	94,800	113,800	132,800	152,900

As of December 31, 2004, Messrs. Willetts, Burrell, Sammons and Bridger had 32, 11, 18 and 20 years of service, respectively, under the Pension Plan.

Employment and Severance Agreements. Cooperative Bank maintains an employment agreement with Frederick Willetts, III, Chairman, President and Chief Executive Officer. The employment agreement has a term of five years, and provides for a current annual base salary of $250,000 ($238,000 for the fiscal year ended December 31, 2004). The employment agreement provides for a salary review by the Board of Directors not less often than annually with increases to be made in the Board’s sole discretion, and also provides for inclusion in any customary fringe benefits and vacation and sick leave. The employment agreement is terminable upon death, and is terminable by Cooperative Bank for “just cause” as defined in the employment agreement. If Cooperative Bank terminates Mr. Willetts’ employment without just cause, he will be entitled to a continuation of his salary and other benefits from the date of termination through the remaining term of the agreement. Mr. Willetts is able to terminate his employment agreement by providing written notice to the Board of Directors.

Mr. Willetts’ employment agreement contains a provision stating that in the event of the voluntary or involuntary termination of employment, absent “just cause”, in connection with, or within one year after, any change in control of the Company or Cooperative Bank, Mr. Willetts will be paid a sum equal to 2.99 times the average annual compensation he received during the five taxable years immediately prior to the date of change in control. “Control” generally refers to the ownership, holding or power to vote more than 25% of the Company’s or the Bank’s voting stock, the control of the election of a majority of directors or the exercise of a controlling influence over the management or policies of the Company or the Bank by any person or group.

The Bank also maintains severance agreements with each of O.C. Burrell, Jr., Executive Vice President and Chief Operating Officer, Todd L. Sammons, Senior Vice President and Chief Financial Officer and Dickson B. Bridger, Senior Vice President/Mortgage Lending. The agreement for Mr. Burrell provides that in the event of his involuntary termination of employment with the Bank, in connection with, or within one year after, any change in control of the Bank, the employee shall be paid an amount equal to 2.99 times the total cash compensation paid to him during the 12 month period preceding such termination, not to exceed 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. “Control” is defined in the same way as under Mr. Willetts’ employment agreement. Each of Mr. Burrell, Mr. Sammons and Mr. Bridger may also be entitled to receive the foregoing termination payment in the event of his voluntary termination of his employment in connection with a change of control under the following circumstances: (1) if he would be required to relocate outside the metropolitan area of Wilmington, North Carolina, (2) if in the organizational structure of the Bank he would be required to report to persons other than the President, (3) if the Bank fails to maintain employee benefit plans at pre-change in control levels, (4) if he would be assigned duties and responsibilities other than those normally associated with his position with the Bank, and (5) if his responsibilities or authority have been diminished.

The aggregate payments to Messrs. Willetts, Burrell, Sammons and Bridger assuming the termination of employment or other triggering events under the foregoing circumstances at December 31, 2004, would be approximately $822,591, $638,955, $448,370 and $451,714, respectively.

The provisions of these agreements may have the effect of discouraging a future takeover attempt in which stockholders of the Company otherwise might receive a premium for their shares over then-current market prices.

Executive Indexed Retirement Agreements. Cooperative Bank has entered into Executive Indexed Retirement Agreements with each of Messrs. Willetts and Burrell. The purpose of these agreements is to help retain qualified management for certain key positions by offering a benefit that rewards key officers of the Company and Cooperative Bank for their years of service. The agreements with the executives establish pre-retirement accounts for the benefit of each of them which are increased or decreased each year by an amount equal to the difference between the after-tax earnings on specified adjustable life insurance contracts less that year’s premium expense and less the Bank’s cost of funds expense on premiums paid to date (the “Index Retirement Benefit”). If the executives remain in the employment of the Bank until age 65, they will be entitled to receive the balance in their pre-retirement account as of the Plan Year ending immediately preceding the attainment of age 65 in 288 equal monthly installments (the “Primary Normal Retirement Benefit”). In addition, within 60 days following the end of the Plan Year following the executive’s termination of employment and continuing until his death, the Bank shall pay a “Secondary Normal Retirement Benefit” in an amount based upon the return on the increase in the cash surrender value of certain insurance policies used to fund these agreements. In the event of disability, the executives will become 100% vested in their accounts and entitled to immediately begin receiving their retirement benefits. In the event of the executive’s death, the remaining unpaid balance of their account shall be paid in a lump sum to their designated beneficiaries. If the executives voluntarily resign before reaching age 65, they will not be entitled to receive any payment. If the executives are involuntarily terminated prior to age 65 (other than for cause, due to disability or as a result of a Change in Control) they will be entitled to receive in a lump sum the value of their retirement accounts as of the end of the last plan year. In the event the executives are terminated within 12 months following a change in control, they will be entitled to receive their benefits at age 65 as if they had been continuously employed until age 65. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. At December 31, 2004, the balances in the pre-retirement accounts of Messrs. Willetts and Burrell were $90,996 and $152,620, respectively.

In order to fund the benefits payable under the Executive Indexed Retirement Agreements, the Bank has purchased life insurance policies on Messrs. Willetts and Burrell. The policies are designed to offset the program’s costs during the lifetime of the participant and to provide complete recovery of all the program’s costs at their death. The Bank is the sole owner of these policies and has exclusive rights to the cash surrender value. The Company has entered into split dollar agreements with the executives similar to those entered into with directors. In addition, the company has purchased supplemental life insurance policies on Todd L. Sammons and Dickson B. Bridger.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph and table which follow show the cumulative total return on the Common Stock of the Company for the five years ended December 31, 2004, compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Bank Stocks Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since January 1, 1999 assuming reinvestment of all dividends paid into the stock or the index, respectively.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG COOPERATIVE BANKSHARES, INC., THE NASDAQ STOCK

MARKET (U.S.) INDEX

AND THE NASDAQ BANK INDEX

	12/99	12/00	12/01	12/02	12/03	12/04
COOPERATIVE BANKSHARES, INC.	100.00	91.07	102.03	152.77	247.79	264.59
NASDAQ STOCK MARKET (U.S.)	100.00	60.30	45.49	26.40	38.36	40.51
NASDAQ BANK INDEX	100.00	117.64	125.14	127.22	163.14	184.84

AUDIT COMMITTEE REPORT

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

THE AUDIT COMMITTEE

Paul G. Burton

F. Peter Fensel, Jr.

H. Thompson King, III

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Dixon Hughes PLLC served as the Company’s independent certified public accountants for the fiscal year ended December 31, 2004. The Audit Committee of the Board of Directors has appointed Dixon Hughes PLLC to be the Company’s independent auditors for the fiscal year ended December 31, 2005. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if so desired.

AUDIT AND OTHER FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANT

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2004 and 2003 by Dixon Hughes PLLC:

	2004	2003
Audit fees	$82,100	$73,000
Audit related fees	$16,000	$15,500
Tax fees (1)	$9,000	$9,000
All other fees (2)	$2,305	$-0-

(1)	Consists of tax filing and tax related compliance and other advisory services.

(2)	Non audit related consulting regarding regulatory capital.

The Audit Committee’s charter states that the Audit Committee shall pre-approve all audit fees and terms and all non-audit services provided by the independent auditor, and shall consider whether these services are compatible with the auditor’s independence. This approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation. During the fiscal year ended December 31, 2004 the Audit Committee approved 100% of each of “audit-related,” “tax” and “other fees.”

TRANSACTIONS WITH MANAGEMENT

In the normal course of its business the Company makes loans to its directors and executive officers. Any such extension of credit must be made on substantially the same terms as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with non-affiliated parties. Cooperative Bank will extend credit to executive officers with favorable features, such as reduced interest rates and reduced or waived fees, if the loan program is widely available to all other employees and does not give preference to executive officers over other employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated under the 1934 Act, the Company’s officers, directors and persons who own more than ten percent of the outstanding Company common stock (collectively, the “Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during or with respect to the fiscal year ended December 31, 2004, the Company and all of its Reporting Persons have complied with the reporting requirements with the exception of Todd L. Sammons and Dickson B. Bridger who each inadvertently filed one report reporting one stock option grant more than two business days after such grants.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow & Co., a proxy soliciting firm, will assist the Company in soliciting proxies for the meeting and will be paid a fee of approximately $4,000 plus reimbursement for out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and the Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

The Company’s Annual Report to Stockholders for the year ended December 31, 2004, including financial statements, is being mailed to all stockholders of record as of the record date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

It is our policy to “household” annual reports, proxy materials and similar documents. Only one Annual Report to Stockholders and one Proxy Statement is being sent to multiple shareholders sharing a single address, unless the Company has received instructions to the contrary. We will continue to separately mail a proxy card for each registered stockholder account. You may request (in writing) for additional copies of proxy materials to: Investor Relations Department, Cooperative Bankshares, Inc., P.O. Box 600, Wilmington, NC 28402, telephone number 910-343-0181.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 201 Market Street, Wilmington, North Carolina 28401, no later than November 29, 2005. Any such proposal shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

Stockholder proposals to be considered at the Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing and filed with the Secretary of the Company, not less than twenty days prior to the date of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Linda B. Garland
Linda B. Garland Vice President and Secretary

Wilmington, North Carolina

March 29, 2005

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COOPERATIVE BANKSHARES, INC., P.O. BOX 600, WILMINGTON, NORTH CAROLINA 28402. IT IS ALSO AVAILABLE ON THE COMPANY WEBSITE (PDF FORMAT) AT WWW.COOP-BANK.COM

Correction

Text was inadvertently excluded from the Audit Committee Report included in the Company’s annual meeting proxy statement. The following is the complete Audit Committee Report:

AUDIT COMMITTEE REPORT

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.” In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Paul G. Burton

F. Peter Fensel, Jr.

H. Thompson King, III

REVOCABLE PROXY

COOPERATIVE BANKSHARES, INC.

Wilmington, North Carolina

ANNUAL MEETING OF STOCKHOLDERS

April 29, 2005

The undersigned hereby appoints James D. Hundley, O. Richard Wright, Jr. and Russell M. Carter of Cooperative Bankshares, Inc. (the “Company”) with full powers of substitution, to act as proxies for the undersigned to vote all shares of the Company’s common stock, $1.00 par value, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Wilmington Riverside, 301 North Water Street, Wilmington, North Carolina, on Friday, April 29, 2005 at 11:00 a.m., and at any and all adjournments thereof, as follows:

		FOR	AGAINST	VOTE WITHHELD
1.	The election as directors of the nominees listed below (except as marked to the contrary below).

	Paul G. Burton	☐	☐	☐
	H. Thompson, King, III	☐	☐	☐
	R. Allen Rippy	☐	☐	☐

2.	The approval of an amendment to the Cooperative Bankshares, Inc. Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 7,000,000 to 14,000,000.
		FOR	AGAINST	VOTE WITHHELD

		☐	☐	☐

The Board of Directors recommends a vote “FOR” nominees listed above and “FOR” the approval of an amendment to the Articles of Incorporation to increase the number of shares of common stock authorized for issuance.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY SHALL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE AND FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE 2005 ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting, the Proxy Statement, and the Company’s Annual Report to Stockholders for the Fiscal Year Ended December 31, 2004. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned’s shares of the Company’s Common Stock.

Dated:                      , 2005

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.